$2,500.00
                                             Date:   October 17, 2002

                           PROMISSORY NOTE

     WHEREAS, As of October 17, 2002, Wrap-N-Roll USA, Inc. formerly known as Oxy General Corporation ("Maker"), owed Ken Kurtz ("Holder"), an individual residing in Utah, a total of two thousand five hundred dollars and no cents ($2,500.00).

       NOW THEREFORE, FOR VALUE RECEIVED, The undersigned, jointly and severally ("Maker"), promises to pay to Ken Kurtz ("Holder"), an individual residing in Utah, the principal sum of two thousand five hundred dollars and no cents ($2,500.00), together with interest thereon from November 1, 2002 at the rate of ten percent (10%) per annum on the unpaid principal accrued on a monthly basis.

1. Payments. The principal amount of $2,500.00 and interest of $250 per annum on the principal obligation represented hereby shall be repaid in full upon demand. Demand shall be made in writing by "Holder" to "Maker" at 1056 East Platinum Way, Sandy, UT 84094.

Type and Place of Payments. Payments of principal and interest shall be made in lawful money of the United States of America to the above-named Holder and mailed to 3434 East 7800 South, #237, Salt Lake City, Utah 84121.

Penalty.   Maker  shall  pay a penalty equal to one percent  (1%)  of  the current unpaid principal balance due for each month any payment is past due after the demand is made. Advance payment or payments may be made on the principal or interest, without penalty or forfeiture. There shall be no penalty for any prepayment.

Default.  Upon the occurrence or during the continuance of any one or more of the events listed below, Holder may, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall then be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

          (a) Default in any portion of the payment of the principal and interest of this Note when the same shall become due and payable, unless cured within five (5) days after notice thereof by Holder or the holder of such Note to Maker.

          (b) Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to bankruptcy or any form of insolvency, or Maker shall make an assignment to an agent authorized to liquidate any part of its assets; or

          (c)  Death  of  Maker.   In the event of Death  of  Maker,  such
               notice of default shall be made to the trustee of Maker's estate.

5. Attorneys' Fees. Maker shall be responsible to Holder for any costs incurred by Holder in collecting on the obligation herein including reasonable attorney's fees.

6.   Construction.   This  Note  shall be governed  by  and  construed  in
     accordance with the laws of Utah.

Wrap-N-Roll USA, Inc. ("Maker")




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

Cliff Halling, President
                                                              Approved By:



                                                     Ken Kurtz  ("Holder")